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                                                                       Exhibit 5



October 15, 1999


TRW Inc.
1900 Richmond Road
Cleveland, Ohio 44124

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

I am General Counsel of TRW Inc. (the "Company") and have acted in that capacity in connection with the proposed issuance by the Company of (i) shares of its common stock, par value $0.625 per share (the "Shares"), (ii) debt securities ("Debt Securities"), (iii) warrants to purchase Common Stock ("Common Stock Warrants"), (iv) warrants to purchase Debt Securities (the "Debt Warrants" and, together with the Common Stock Warrants, the "Warrants"), (v) stock purchase contacts ("Stock Purchase Contracts") and (vi) stock purchase units ("Stock Purchase Units") providing aggregate gross proceeds of up to $1,659,000,000 in one or more public offerings being registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement on Form S-3 (the "Registration Statement"). The Shares, the Debt Securities, the Warrants, the Stock Purchase Contracts and the Stock Purchase Units are referred to herein as the "Offered Securities". The Offered Securities will be offered and sold pursuant to Rule 415 under the Securities Act from time to time on terms to be determined at the time of sale.

In my capacity as General Counsel, I am familiar with the proceedings, corporate and other, relating to the authorization and issuance of the Offered Securities. I have examined, or caused to be examined, such statutes, instruments relating to the Company, corporate records of the Company, agreements and other instruments and documents, and I have made or caused to be made such investigation of law, as I have deemed appropriate as a basis for the opinions expressed below.




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October 15, 1999
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Based upon the foregoing, I am of the opinion that:

1. Any Shares offered and sold as contemplated in the Registration Statement (including Shares issuable upon exercise of Common Stock Warrants, upon the conversion or exchange of any Debt Securities that are convertible or exchangeable into Shares or pursuant to Stock Purchase Contracts or Stock Purchase Units) are duly authorized and, when issued and sold for legal consideration in accordance with the resolutions of the Board of Directors authorizing the offer, issuance and sale of the Offered Securities (the "Authorizing Resolutions") and, if applicable, the terms of the Common Stock Warrant, Debt Security, Stock Purchase Contract, or Stock Purchase Unit related thereto, will be validly issued, fully paid and nonassessable.

2. Under the laws of the State of New York (which govern the Indenture under which the Debt Securities will be issued) where appropriate and otherwise under Ohio law, any Debt Securities offered and sold as contemplated in the Registration Statement (including Debt Securities issuable upon exercise of Debt Warrants), when issued and sold in accordance with the Authorizing Resolutions and the Indenture, and, if applicable, the terms of the Debt Warrant related thereto, will be duly and validly authorized and issued and will be valid and binding obligations of the Company.

3. Any Warrants offered and sold as contemplated in the Registration Statement, when issued and sold in accordance with the Authorizing Resolutions, will be duly and validly authorized and issued and will be valid and binding obligations of the Company.

4. Any Stock Purchase Contracts offered and sold as contemplated in the Registration Statement, when issued and sold in accordance with the Authorizing Resolutions, will be duly and validly authorized and issued and will be valid and binding obligations of the Company.

5. Any Stock Purchase Units offered and sold as contemplated in the Registration Statement, when issued and sold in accordance with the Authorizing Resolutions, will be duly and validly authorized and issued and will be valid and binding obligations of the Company.
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October 15, 1999
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The opinions set forth in paragraphs 2 through 5 above are subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my name under the caption "Legal Opinions" in the Prospectus included as part of the Registration Statement.

Very truly yours,

/s/ William B. Lawrence

William B. Lawrence